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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
ALARIS Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALARIS Medical, Inc. 10221 Wateridge Circle San Diego, CA 92121 (858) 458-7000 (phone) (858) 458-6760 (fax)

March 26, 2003

Dear Shareholder:

        I invite you to attend the 2003 annual meeting of stockholders of ALARIS Medical, Inc. to be held at the Harvard Club of New York, 27 West 44thStreet, New York, NY on Wednesday, April 30, 2003, at 10:00 a.m.

        The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. At the meeting, you will be asked to vote on: (i) electing six directors; (ii) approving the restatement and further amendment of our current Restated Certificate of Incorporation to eliminate the prohibition against stockholder action by written consent; (iii) approving the restatement and further amendment of our current Restated Certificate of Incorporation to consolidate authorized shares of preferred stock into one class of preferred stock; (iv) approving the restatement and further amendment of our current Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75 million to 85 million; (v) approving an amendment to our 1996 Stock Option Plan to, among other things, increase the number of shares of common stock reserved for issuance; and (vi) ratifying the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2003. I will report on current operations and discuss the progress of our medication safety strategy. I will also allow adequate time for your questions and comments.

        It is important that your shares be represented and voted at the meeting. Therefore, whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope, or vote using the Internet or telephone. To vote your proxy using the Internet or by telephone, follow the instructions on the proxy card.

        Thank you for your support and continued interest in ALARIS Medical, Inc.

                      Very truly yours,

                      David L. Schlotterbeck
                       President and Chief Executive Officer

10221 Wateridge Circle
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 26, 2003

To Our Stockholders:

        Notice is hereby given that the 2003 annual meeting of stockholders of ALARIS Medical, Inc. will be held at the Harvard Club, 27 West 44th Street, New York, New York on Wednesday, April 30, 2003, at 10:00 a.m. to address all matters that may properly come before the meeting.

        Following a report on ALARIS Medical's business operations, the stockholders will vote on:

  1.
  Electing six directors;

  2.
  Approving the restatement and further amendment of our current Restated Certificate of Incorporation to eliminate the prohibition against stockholder action by written consent;

  3.
  Approving the restatement and further amendment of our current Restated Certificate of Incorporation to consolidate authorized shares of preferred stock into one class of preferred stock;

  4.
  Approving the restatement and further amendment of our current Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75 million to 85 million;

  5.
  Approving an amendment to our 1996 Stock Option Plan to, among other things, increase the number of shares of common stock reserved for issuance; and

  6.
  Ratifying the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2003.

        Holders of record of our common stock at the close of business on March 3, 2003, will be entitled to vote at the meeting. If you do not plan to attend the meeting and vote your shares of common stock in person, please vote in one of the following ways: (i) via the Internet at www.voteproxy.com; (ii) by calling the toll-free telephone number 1-800-PROXIES (1-800-776-9437); or (iii) mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

        A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the law offices of Piper Rudnick LLP, 1251 Avenue of the Americas, 29th Floor, New York, New York 10020, during the ten days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

                      By Order of the Board of Directors,
                      Stuart E. Rickerson
                       Secretary

YOUR VOTE IS IMPORTANT

  Regardless of the number of shares you own, your vote is important to us.

        If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting.

        To ensure that your shares will be voted, please vote in one of these ways:

  (1)
  GO TO THE WEBSITE www.voteproxy.com and vote via the Internet;

OR

  (2)
  USE THE TOLL-FREE TELEPHONE NUMBER 1-800-PROXIES (1-800-776-9437);

OR

  (3)
  MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

        If you attend the meeting, you may revoke your proxy and vote by ballot.

        If you hold your shares through a bank or broker, to ensure that your shares will be voted, please vote in the ways made available to you by your bank or broker pursuant to their instructions.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL 1—Election of Directors	3
Nominees	3
The Board and Its Committees	4
Director Compensation	5
PROPOSAL 2—Approval of the Restatement and Further Amendment of Our Current Restated Certificate of Incorporation to Eliminate the Prohibition Against Stockholder Action by Written Consent	6
PROPOSAL 3—Approval of the Restatement and Further Amendment of Our Current Restated Certificate of Incorporation to Consolidate All Authorized Shares of Preferred Stock Into One Class of Preferred Stock	6
PROPOSAL 4—Approval of the Restatement and Further Amendment of Our Current Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 75 Million to 85 Million	7
PROPOSAL 5—Approval of Amendment to 1996 Stock Option Plan	8
PROPOSAL 6—Ratification of Appointment of Independent Auditors for 2003	11
EXECUTIVE COMPENSATION	12
Summary Compensation Table	12
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	12
2002 Option Grants	13
2002 Option Exercises and 2002 Year-End Option Values	13
Equity Compensation Plan Information	14
Employment, Severance and Change of Control Agreements	14
Compensation Committee Report	15
AUDIT MATTERS	17
Audit and Non-Audit Fees	17
Audit Committee Report	17
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS	19
Nominating and Corporate Governance Committee Report	19
COMMON STOCK INFORMATION	21
Performance Graph	21
Common Stock Ownership of Certain Beneficial Owners and Management	22
Section 16 Beneficial Ownership Reporting Compliance	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
OTHER MATTERS	24
Submission of Stockholder Proposals	24
Solicitation of Proxies	24
Annual Report to Stockholders	24
Other Matters	24
EXHIBIT A—Restated Certificate of Incorporation of ALARIS Medical, Inc.	A-1
EXHIBIT B—1996 Stock Option Plan (as amended)	B-1

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ALARIS Medical, Inc. (the "Company") is soliciting your proxy to vote at the 2003 annual meeting of stockholders on April 30, 2003. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law. We mailed this proxy statement and the enclosed proxy card to all stockholders of record entitled to vote at the meeting on or about March 26, 2003.

Who can vote at the meeting?

        Only stockholders of record at the close of business on March 3, 2003 will be entitled to vote at the meeting. On March 3, 2003, there were 59,871,576 shares of common stock outstanding and entitled to vote.

  Stockholder of record: Shares registered in your name.    If, on March 3, 2003, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a registered stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you fill out and return the enclosed proxy card (or vote by proxy over the Internet or telephone) to ensure your vote is counted.

  Beneficial owner: Shares registered in the name of a bank or broker.    If, on March 3, 2003, your shares were held in an account at a bank or a brokerage firm, then you are the beneficial owner of shares held in "street name" and these proxy materials have been forwarded to you by that bank or broker, which is the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker how to vote the shares in your account. If you provide instructions, your shares must be voted as you direct. If you do not provide instructions, one of two things can happen depending on the type of proposal. For the election of directors and appointment of auditors, the bank or broker may vote your shares at its discretion. For the approval of the amendment to our 1996 Stock Option Plan and the proposals relating to our Restated Certificate of Incorporation, the bank or broker may not vote your shares at all, which is called a "broker non-vote." You are also invited to attend the meeting, however, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your bank or broker.

What will stockholders vote on at the meeting and how many votes are required to approve each proposal?

        Our stockholders are being asked to vote on the following six proposals, each of which require the described votes to be approved:

  Proposal 1—Election of directors.

  The six nominees for director receiving the most votes will be elected. You may vote your shares cumulatively. This means that the number of shares you are entitled to vote equals the number of shares you hold of record multiplied by six, which is the number of directors to be elected. You may cast all your votes for one nominee or distribute them among any two or more nominees. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against those nominees.

  Proposal 2, 3 and 4—Proposals related to the restatement and further amendment of our current Restated Certificate of Incorporation.

  Each of these proposals relates to the approval of the restatement and further amendment of our current Restated Certificate of Incorporation. Each proposal is being submitted separately and none of them is contingent upon the approval of the others. If all proposals are approved, our Restated Certificate of Incorporation will be in the form attached as Exhibit A to this proxy statement and will become effective upon filing with the Delaware Secretary of State. The Restated Certificate of Incorporation will not reflect any proposal not approved. Each of Proposals 2, 3 and 4 will be approved if a majority of the outstanding shares entitled to vote cast votes to approve the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

  Proposal 5—Approval of an amendment to our 1996 Stock Option Plan.

  Proposal 6—Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2003.

  Each of Proposals 5 and 6 will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

What constitutes a quorum?

        A majority of the outstanding shares entitled to vote at the meeting, present or represented by proxy, constitutes a quorum. Abstentions and broker non-votes will be counted as shares present in determining whether a quorum is present.

How can I vote my shares?

        If you are a registered stockholder, you may vote in person at the meeting or by proxy in one of the following ways: (1) by Internet; (2) by telephone; or (3) by mailing the enclosed proxy card. Please refer to the instructions on your proxy card to vote by proxy. If you hold your shares through a bank or broker, then you may vote by the ways made available by your bank or broker, in which case the bank or broker will include instructions with this proxy statement.

Can I change my vote after I return my proxy card?

        If you are a registered stockholder, you have the right to revoke your proxy at any time before it is voted by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

        For the reasons set out in more detail in this proxy statement, the Board recommends that you vote your shares FOR each of the listed director nominees and FOR each of the other proposals. Unless you give other instructions on your proxy card, the proxy holders will cumulate votes for one or more of the director nominees in a manner so as to elect the largest possible number of such nominees and will vote in accordance with the recommendations of the Board on the other proposals. If any of the director nominees should become unavailable for any reason, proxies will be voted for the election of such other person(s) as the Board may designate.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        Our Board of Directors consists of six directors. There are six nominees for director this year. Each director who is elected will serve until the next annual meeting of stockholders and until his successor is elected, or until such director's earlier resignation, death or removal. Each nominee is currently a director of the Company and was elected by our stockholders. The Nominating and Corporate Governance Committee has nominated all of the nominees. Each person nominated for election has agreed to serve if elected.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has no reason to believe that any nominee will be unable to serve.

        Certain information about the director nominees is set forth below.

        Hank Brown, age 63, has served as a member of our Board since July 2000. Mr. Brown serves as Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Brown serves as the Chief Executive Officer of the Daniels Fund, a charitable foundation. From 1998 to mid-2002, Mr. Brown served as President of the University of Northern Colorado. From January 1997 to July 1998, Mr. Brown served as Director of the Center for Public Policy at the University of Denver. From 1990 to 1997, Mr. Brown served as a United States Senator from the State of Colorado. From 1980 to 1990, Mr. Brown served five consecutive terms in the U. S. House of Representatives, representing Colorado's 4th Congressional District. From 1972 to 1976, Mr. Brown served in the Colorado State Senate. From 1969 to 1980, Mr. Brown served as Vice President of Monfort of Colorado, Inc., a meat packing company subsequently acquired by ConAgra Foods, Inc. Mr. Brown served as a director of U.S West Inc. from 1998 until its acquisition by Qwest Communications International, Inc. and thereafter served as a director of Qwest until September 2002. Mr. Brown is a director of Sealed Air Corporation and StarTek, Inc. Mr. Brown is a certified public accountant and holds a law degree and a master of law degree in taxation.

        Norman M. Dean, age 82, has served as a member of our Board, including through a predecessor of the Company, since 1989 and as Chair since May 2000. Mr. Dean serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee. Previously, Mr. Dean served as a member of the board of directors of bank holding companies in Colorado and Montana and as a member of the board of directors of the American Bankers Association. Since May 1990, Mr. Dean has served as Chairman of the board of directors of Miller Diversified Corporation, a publicly traded diversified food services company.

        Henry Green, age 60, has served as a member of our Board since 1991. Mr. Green serves as a member of the Audit Committee. From September 1990 to March 1993, Mr. Green served as President and Chief Operating Officer. From 1993 to his retirement in 1997, Mr. Green served as a director and executive officer Physician Computer Network, Inc. ("PCN"). In December 1999, PCN filed for bankruptcy and its bankruptcy plan was confirmed in March 2000. Before its bankruptcy, PCN was controlled by the Company's largest stockholder, Jeffry M. Picower. From 1988 to 1990, Mr. Green served as Vice President of Johnson & Johnson International. From 1980 to 1988, Mr. Green served as President of Vistakon, Inc., a subsidiary of Johnson & Johnson. Prior to joining Johnson & Johnson, Mr. Green held a variety of management positions at Warner Lambert Company. Mr. Green serves as a director of a privately held biomedical company controlled by Mr. Picower.

        Barry D. Shalov, age 61, has served as a member of our Board since May 2000. Mr. Shalov has been a partner in the law firm of Piper Rudnick LLP since May 2000. For more than 20 years prior to that time, Mr. Shalov was a partner in the law firm of Gordon Altman Weitzen Shalov & Wein LLP. Mr. Shalov serves as a director of a privately held biomedical company controlled by Mr. Picower and, prior to its dissolution in 2000, served as a trustee of a private medical research organization founded by Mr. Picower.

        David L. Schlotterbeck, age 55, has served as a member of our Board and as President and Chief Executive Officer of the Company and ALARIS Medical Systems, Inc. since November 1, 1999. From April 1999 to November 1999, Mr. Schlotterbeck served as President and Chief Operating Officer of the Company and ALARIS Medical Systems. From 1997 to March 1998, Mr. Schlotterbeck served as President and Chief Operating Officer of Pacific Scientific Company, an international manufacturer of motion control, process measurement and safety products. In March 1988, Pacific Scientific Company, then traded on the New York Stock Exchange, was acquired by Danaher Corporation. From 1995 to 1997, Mr. Schlotterbeck served as President and Chief Executive Officer of Vitalcom, Inc., a medical network manufacturer. From 1991 to 1994, Mr. Schlotterbeck served as Executive Vice President and Chief Operating Officer of Nellcor, Inc., a medical device manufacturer subsequently acquired by Mallinckrodt, Inc. Mr. Schlotterbeck is a graduate of the General Motors Institute with a B.S. in electrical engineering. He holds an M.S. in electrical engineering from Purdue University and completed the Executive Institute at Stanford University in 1984.

        William T. Tumber, age 68, has served as a member of our Board since May 2000. Mr. Tumber serves as Chair of the Compensation Committee. From 1996 to his retirement in 1998, Mr. Tumber served as Senior Vice President of C.R. Bard, Inc., a medical products manufacturer. From 1991 to 1996, Mr. Tumber served as Group Vice President, responsible for several of Bard's operating divisions. Prior thereto, Mr. Tumber held various positions with C.R. Bard, including President of its Davol division. Prior to joining Bard, Mr. Tumber held a variety of management positions with the General Electric Company.

The Board and Its Committees

        The Board is responsible for establishing the overall policies of the Company and, ultimately, for the overall performance of the Company. The Board meets on a regular basis during the year to review the Company's affairs and business and to act on matters requiring Board approval. The Board also holds additional meetings when significant matters require Board review, discussion or action. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. In 2002, the Board held five regular meetings and one additional meeting. Each director attended each Board meeting.

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each member of these committees is a non-employee director.

        In 2002, the Audit Committee met six times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met four times. Except for one meeting at which one member was absent, each member attended each committee meeting.

        The table below provides membership information for each Board committee:

Name	Audit		Compensation		Nominating and Corporate Governance
Hank Brown	X	*	X		X
Norman M. Dean	X		X		X	*
Henry Green	X
William T. Tumber			X	*

*
Chair.

        The Audit Committee is composed of three independent directors. The Committee operates under a written charter and is responsible for overseeing the Company's financial reporting process. Each year, the Audit Committee recommends to the Board, subject to stockholder approval, the selection of the Company's independent auditors. The Committee is empowered to engage the necessary internal and external resources to fulfill its duties. A copy of the Audit Committee's charter was included in last year's proxy statement and is available upon request. See the Audit Committee's report on page 17 of this proxy statement.

        The Compensation Committee develops, reviews and approves the compensation policies and plans for the Company's Board of Directors, officers, senior management and other employees and administers the Company's employee stock option plans. The Committee is empowered to engage the necessary internal and external resources to fulfill its duties. See the Compensation Committee's report on page 15 of this proxy statement.

        The Nominating and Corporate Governance Committee oversees corporate governance matters and makes recommendations to the Board regarding Board organization and procedures, evaluates the Board's performance and effectiveness and nominates candidates for election to the Board. The Committee will consider those persons recommended by stockholders for nomination for election to the Board if the names of such persons are submitted in writing in accordance with SEC requirements and our Bylaws. The Committee is empowered to engage the necessary internal and external resources to fulfill its duties. See the Nominating and Corporate Governance Committee's report on page 19 of this proxy statement.

Director Compensation

        Directors who are employees receive no additional compensation for serving on the Board or its committees. We provide the following annual compensation to directors who are not employees:

  Cash compensation:

    •
    retainer of $6,250 per quarter;

    •
    $1,000 for each Board meeting attended; and

    •
    $1,000 for each committee meeting attended.

  Stock compensation:

        Under our Non-Employee Director Stock Option Plan:

    •
    each director receives an annual grant of options to purchase 20,000 shares of common stock. These options have an exercise price equal to the fair market value of our common stock on the date of grant, have ten year terms and vest in one-third increments on each anniversary of the grant date.

    •
    in lieu of the quarterly cash retainer, directors may elect to receive options to purchase a number of shares of our common stock equal to four times the amount of the retainer otherwise payable for such quarter divided by the fair market value of our common stock on the grant date. This election must be made prior to the beginning of the quarter and may be revoked only prospectively. Options granted in lieu of the retainer are fully vested upon the date of grant and exercisable at the market price of our common stock on the date of grant and have ten year terms.

    The Board recommends a vote FOR Proposal 1.

PROPOSAL 2—
APPROVAL OF THE RESTATEMENT AND FURTHER AMENDMENT OF OUR CURRENT RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROHIBITION AGAINST STOCKHOLDER ACTION BY WRITTEN CONSENT

        The Board proposes that the stockholders approve the restatement and further amendment of our current Restated Certificate of Incorporation to eliminate the prohibition against stockholder action by written consent.

        We are incorporated in Delaware. Under the Delaware General Corporation Law, unless a company's certificate of incorporation provides otherwise, any action that may be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if holders of the number of shares of outstanding stock necessary to authorize the action if it were taken at a duly convened meeting consent to taking such action in writing. Our current Restated Certificate of Incorporation, however, prohibits stockholder action by written consent. This provision has existed since our original Certificate of Incorporation was restated in 1989. The Board believes that eliminating the existing restriction on stockholder action by written consent, particularly when one stockholder has the right to vote more than 50% of the outstanding shares of our common stock, will facilitate the adoption and ratification of future actions, without the delay and expense involved in convening and soliciting proxies for a special meeting of our stockholders.

        If this proposal is adopted, we will continue to hold annual stockholders' meetings. We will also comply with those provisions of the Delaware General Corporation Law and those SEC and AMEX rules which require us to promptly furnish to stockholders, prior to taking any action authorized to be taken by written consent of stockholders, an information statement explaining the action to be taken.

The Board recommends a vote FOR Proposal 2.

PROPOSAL 3—
APPROVAL OF THE AMENDMENT TO OUR CURRENT RESTATED CERTIFICATE OF INCORPORATION TO CONSOLIDATE ALL AUTHORIZED SHARES OF PREFERRED STOCK INTO ONE CLASS OF PREFERRED STOCK

        The Board proposes that the stockholders approve the restatement and further amendment to our current Restated Certificate of Incorporation to consolidate all authorized shares of our preferred stock into one class of preferred stock.

        Our current Restated Certificate of Incorporation authorizes us to issue 9 million shares of preferred stock, which is divided into two classes of 3 million and 6 million shares, respectively. We have no shares of preferred stock of either class outstanding and we have no current plans to issue any preferred stock. Both classes of our preferred stock are "blank check preferred stock," meaning that our Board is authorized to designate one or more series of preferred stock and the powers, preferences and rights of each such series without submitting such designation to a vote of stockholders. We propose to consolidate all of such authorized stock into shares of one class in order to simplify our charter. Such consolidation will no have any effect on the Board's ability to designate one or more series of preferred stock in the future.

The Board recommends a vote FOR Proposal 3.

PROPOSAL 4—
APPROVAL OF THE RESTATEMENT AND FURTHER AMENDMENT OF OUR CURRENT RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75 MILLION TO 85 MILLION

        The Board proposes that the stockholders approve the restatement and further amendment to our current Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 75 million to 85 million.

        Our current Restated Certificate of Incorporation authorizes us to issue up to 75 million shares of common stock, $.01 par value per share. As of March 1, 2003, there were 59,870,388 shares of common stock outstanding, 7,297,722 shares reserved for issuance upon exercise of outstanding stock options and 4,384,585 shares reserved for issuance upon exercise of stock options which may be granted in the future under the terms of the Company's existing stock option plans (assuming stockholders approve the proposed amendment to our 1996 Stock Option Plan—Proposal 5). Therefore, as of March 1, 2003, there were 3,447,305 shares unreserved and available for future issuance (assuming stockholders approve the proposed amendment to our 1996 Stock Option Plan).

        Authorization of additional shares of common stock will give the Company the flexibility to issue shares of common stock in the future, as and when the Board believes it advisable to do so, without further authority from our stockholders unless otherwise required by applicable laws or AMEX rules, thus avoiding the delay and expense involved in convening a separate stockholders' meeting (or assuming this proposal is approved, soliciting stockholder consents). Future transactions in which we may issue common stock may involve public or private offerings of common stock, the proceeds of which may be used to repay our indebtedness, the declaration of stock dividends, acquisitions and strategic alliances or other transactions. As of the date hereof, the Company has no commitments, arrangements or understandings to issue all or any portion of the additional shares of common stock it is seeking to have authorized.

        The issuance of additional shares of common stock without further approval of the stockholders would also require the Board to determine, by itself, that the issuance of those shares would be in the best interests of the Company and its stockholders.

        The additional common stock proposed to be authorized would have rights identical to the currently outstanding common stock of the Company. The additional shares of common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the common stock outstanding such as dilution of the percentage share of voting rights of current holders of common stock.

The Board recommends a vote FOR Proposal 4.

PROPOSAL 5—APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN

        We maintain our 1996 Stock Option Plan (the "Plan") to attract and retain qualified individuals who contribute materially to our success and provide incentives for them to promote the growth and financial success of our business. We propose to amend the Plan to:

  •
  Increase the aggregate number of shares of common stock that may be issued under the Plan by 1.5 million, from 9.5 million to 11 million;

  •
  Eliminate future grants of Performance Options, which are options that become exercisable only when the price of our common stock reaches certain levels; and

  •
  Allow shares of common stock formerly reserved under the Plan solely for issuance upon the exercise of Performance Options to be available for issuance upon the exercise of any Options, provided that such shares are not subject to any outstanding Performance Options.

        Outstanding Performance Options will not be affected by this proposed amendment. As of March 1, 2003, of the 9.5 million shares of common stock currently reserved under the Plan (prior to giving effect to this amendment), 6,799,170 shares were subject to outstanding Options, including 1,764,000 shares subject to Performance Options, and 1,692,638 shares were available for grant.

Summary of the Plan

        The full text of the Plan as amended is set forth as Exhibit B to this proxy statement. The material features of the Plan are described below.

        Effective Date.    We adopted the amendment to the Plan on October 29, 2002, to be effective on such date, subject to stockholder approval at a meeting duly called and held within 12 months following such date.

        Types of Awards.    Awards under the Plan may be in the form of: (i) incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) non-qualified stock options ("NQSOs") (together with ISOs, "Options").

        Certain NQSOs awarded under the Plan were previously designated as Performance Options. Performance Options vest and become exercisable in percentages determined by the Committee and as set forth in the respective grantee's stock option agreement, if and when the price of the common stock reaches certain levels. However, if the applicable levels are not achieved, Performance Options become exercisable seven years after grant. NQSOs which are not designated as Performance Options have no such vesting feature. No further Performance Options will be granted.

        Administration.    The Compensation Committee administers the Plan. Members of the Compensation Committee are not allowed to participate in the Plan. Subject to the terms of the Plan, the Compensation Committee has the authority to administer the Plan in its sole and absolute discretion, including the authority to construe and interpret the Plan, as well as the authority to determine individuals eligible for Option grants, the number of Options to be granted, the type of Options to be granted, the vesting period, if any, for Options granted, the date on which all or any portion of Options become exercisable (and, if an Option is a Performance Option, the target price for exercisablity), the number of shares of common stock covered by Options, the exercise price of the shares of common stock covered by Options and whether Options to be granted are ISOs or NQSOs (and, if NQSOs, whether or not such Options are Performance Options). The Compensation Committee may delegate to an officer of the Company its authority to grant Options to eligible employees who are not officers, but no more than 50,000 Options may be granted by such officer to any individual in any calendar year.

        Stock Subject to the Plan.    The Plan provides for the issuance of up to 11 million shares of common stock upon exercise of Options granted under the Plan. No more than 1 million shares of common stock with respect to one or more Options may be awarded to any officer or employee in any calendar year. To the extent that an Option terminates without having been exercised, the shares of common stock covered thereby will again be available for issuance in connection with future awards under the Plan. On March 1, 2003, the closing sale price per share of our common stock, as reported on AMEX, was $8.76.

        Eligibility.    The individuals eligible to receive Options under the Plan are (i) all of our directors (except non-employee directors who are eligible to participate in our Non-Employee Director Stock Option Plan), officers and employees, and (ii) such individuals as the Committee may determine from time to time in its sole discretion are rendering substantial services as a consultant or independent contractor to the Company or any subsidiary or affiliate of the Company. However, only employees of the Company or its subsidiaries are eligible to receive ISOs. As of March 1, 2003, there were approximately 473 directors, officers, employees and other individuals eligible to participate in the Plan.

Terms of Options

        Grant of Options.    An Option becomes effective on the date the Committee determines to grant the Option, unless the Committee determines or the applicable requirements of the Code require otherwise. All Options are evidenced by a written stock option agreement that sets forth the terms and conditions of the Option.

        Term.    The maximum term of any Option granted under the Plan is ten years.

        Exercise Price of ISOs.    The Committee determines the exercise price of ISOs upon grant. An ISO may not have a per share exercise price less than per share fair market value of our common stock on the date of grant.

        Exercise Price of NQSOs.    The Committee determines the exercise price of NQSOs upon grant. An NQSO may not have an exercise price per share less than the par value of a share of common stock.

        Exercise Period.    The Committee determines the schedule under which each Option vests and becomes exercisable. Any Performance Option that does not become vested as a result of achieving the Target Prices specified in the applicable stock option agreement vests automatically on the seventh anniversary of the grant date of the Option.

        Method of Exercise.    The holder of an Option may exercise the same by filing with the Secretary of the Company a written election, in such form as the Committee may determine, specifying the number of shares of common stock with respect to which such Option is being exercised, and accompanied by payment in full of the exercise price for such shares of common stock. Payment of the Option price may be made in cash or, if so provided in the stock option agreement, in shares of common stock, or any combination thereof, or, if so provided in the stock option agreement, in any other form of legal consideration permitted by law.

        No Stockholder Rights.    No Option holder and no beneficiary or other person claiming under or through such Option holder will acquire any rights as a stockholder of the Company by virtue of such Option holder having been granted an Option under the Plan. No Option holder and no beneficiary or other person claiming under or through such Option holder will have any right, title or interest in or to any shares of common stock allocated or reserved under the Plan or covered by any Option, except as to shares of common stock, if any, that have been issued or transferred to such Option holder. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date of exercise of an Option, except as may be provided in the stock option agreement.

        Non-Transferability.    Options granted under the Plan are not transferable other than by will, the laws of descent and distribution, beneficiary designation or the express terms of the stock option agreement.

        Termination of Options.    Unless otherwise provided in the stock option agreement, if the employment of an Option holder who is an officer or employee is terminated for cause, or if the services of an Option holder who is a consultant or independent contractor are terminated for cause, all unexercised Options held by such Option holder on the date of such termination (whether or not vested) will expire immediately. If an Option holder who is a director (but not an officer or employee) is removed from the Board or the board of directors of a subsidiary for cause (as contemplated by the charter, bylaws or other governing documents), all unexercised Options held by such Option holder on the date of such removal will expire immediately.

        In the event an Option holder is no longer a director, officer, employee, consultant or independent contractor, other than for the reasons set forth in the preceding paragraph, all Options which remain unvested on the date the Option holder ceases to be a director, officer, employee, consultant or independent contractor, as the case may be, expire immediately, and all Options which have vested prior to such date expire three months thereafter unless (i) by their terms they expire sooner or (ii) otherwise provided in the stock option agreement.

        Withholding Tax.    Prior to issuance of any shares of common stock upon exercise of an Option, the Option holder must pay or make adequate provision for the payment of any federal, state, local or foreign withholding obligations of the Company or any subsidiary or affiliate of the Company, if applicable. In the event an Option holder fails to make adequate provision for the payment of such obligations, the Company has the right to withhold an amount of shares of common stock otherwise deliverable to the Option holder sufficient to pay such withholding obligations or, in the discretion of the Committee, to refuse to honor the exercise.

        Change of Control.    In the event of a Change of Control (as defined in the Plan), unless otherwise determined by the Committee at the time of grant or by amendment (with the Option holder's consent), all Options (other than Performance Options) not vested on or prior to the effective time of any such Change of Control will vest immediately prior to such effective time. Unless otherwise provided in the stock option agreement or at the time of a Change of Control, in the event of a Change in Control, all outstanding Options will terminate and cease to be outstanding immediately following the Change of Control. No such Option termination will occur unless an Option holder is given five business days, following prior written notice, to exercise such Option holder's outstanding vested Options at the effective time of the Change of Control, or to receive cash in an amount per share of common stock covered by such Options equal to the amount by which the price paid for a share of common stock in the Change of Control exceeds the per share exercise price of such Options.

        Amendments and Termination.    No Option may be granted pursuant to the Plan on or after November 26, 2006, but Options granted before November 26, 2006 may extend beyond that date. The Board may, insofar as permitted by law, from time to time, with respect to any shares of common stock at the time not subject to Options, suspend or terminate the Plan or revise or amend the Plan in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Sections 422 or 162(m) of the Code or any other requirement of applicable law or regulation if such amendment were not approved by the Company's stockholders, will not be effective unless and until such approval is obtained.

        Securities Law Requirements.    No shares of common stock will be issued under the Plan unless and until: (i) the Company and any Option holder have taken all actions required to register the shares of common stock under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or national market system on which the shares of common stock are listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. The Company will not be under any obligation to register the shares of common stock with the SEC or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

        Federal Income Tax Information.    The following is a summary of certain federal income tax aspects of awards made under the Plan, based upon the laws in effect on the date of this proxy statement.

        ISOs.    Generally, no taxable income is recognized by the Option holder upon the grant of an ISO or upon the exercise of an ISO either during the period of such holder's employment with the Company or one of its subsidiaries (as defined in Section 424(f) of the Code) within the period ending three months (12 months, in the event of permanent and total disability of the Option holder) after termination of such employment, or following the Option holder's death. However, the exercise of an ISO may result in an alternative minimum tax liability to an Option holder since the excess of the fair market value of the optioned stock at the date of exercise over the exercise price must be included in alternative minimum taxable income.

        NQSOs.    Generally: (i) no income is recognized by the Option holder at the time the Option is granted; (ii) upon exercise of the Option, the Option holder recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise; and (iii) at disposition, any appreciation after the date of exercise is treated as long-term or short-term capital gain, depending on whether the shares of common stock are held for more than one year by the Option holder.

        The Company will, subject to possible limitations imposed by Section 162(m) of the Code (see discussion below), be entitled to a tax deduction equal to the amount of ordinary income recognized by the Option holder at the date of exercise. Treasury regulations make the deduction to the Company dependent on the Company fulfilling certain federal income tax reporting requirements with respect to such compensation income.

        Limitation on Deductible Compensation.    Section 162(m) of the Code generally limits the Company's deduction with respect to compensation paid to each of its "covered employees" (generally the chief executive officer and the next four highest compensated officers) to $1,000,000 per year. This deduction limit, however, does not apply to certain performance-based compensation, including stock options that are granted by a committee of outside directors, pursuant to a stockholder-approved plan that satisfies certain requirements, at an exercise price which is not less than the fair market value of the underlying stock at the time of grant. The Company intends that Options under the Plan generally will qualify as performance-based compensation.

The Board recommends a vote FOR Proposal 5.

PROPOSAL 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR 2003

        The Board, on the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent auditors for 2003. The Board is submitting this appointment to the stockholders for approval. PricewaterhouseCoopers served as our independent auditors in 2002. A representative of PricewaterhouseCoopers is expected to be present at the meeting and to be available to respond to appropriate questions. The representative will have an opportunity to make a statement if he or she so desires.

The Board recommends a vote FOR Proposal 6.

EXECUTIVE COMPENSATION

        The following table shows the compensation paid or accrued to the Company's Chief Executive Officer and its four next most highly compensated executive officers as of December 31, 2002 ("Named Executive Officers"), for services rendered to the Company or its subsidiaries in 2002, 2001 and 2000.

Summary Compensation Table

		Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Securities Underlying Options		All Other Compensation
David L. Schlotterbeck President and Chief Executive Officer	2002 2001 2000	$ $ $	493,275 468,825 452,010	$ $ $	712,001 974,040 68,932		— — —		385,530 400,000 —	(2)	$ $ $	30,675 23,536 19,392	(3)
William C. Bopp Senior Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	283,165 263,850 250,497	$ $ $	181,371 489,228 48,760		— — —		134,706 — —	(2)	$ $ $	9,942 8,170 7,474	(4)
Jake St. Philip Vice President and General Manager, North America	2002 2001 2000	$ $ $	243,765 230,241 223,885	$ $ $	158,972 431,238 39,403		— — —		40,000 — —		$ $ $	7,239 5,954 10,207	(4)
Stuart E. Rickerson Vice President, General Counsel and Secretary	2002 2001 2000	$ $	227,450 150,903 —	$ $	105,775 210,010 —		— — —		134,706 225,000 —	(2)	$ $	7,079 5,101 —	(4)
Frederic Denerolle Vice President and General Manager, International	2002 2001 2000	$ $	219,500 200,000 —	$ $	150,560 380,932 —	$ $	46,203 159,255 —	(1)	50,000 225,000 —		$ $	25,152 33,156 —	(5)

(1)
Includes $20,622 for a car allowance.

(2)
With respect to Messrs. Schlotterbeck, Bopp and Rickerson, includes 135,530, 84,706 and 84,706 options, respectively, issued to provide the necessary funds to complete the retirement of the Company's 7 1/4% convertible subordinated debentures in January 2002. See "Certain Relationships and Related Transactions" for more details.

(3)
Includes term life insurance and long-term disability premiums, matching contributions to the Company's 401(k) plan and an incentive award.

(4)
Includes term life insurance and long-term disability premiums and matching contributions to the Company's 401(k) plan.

(5)
Includes life insurance and personal pension premiums.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        No member of the Company's Compensation Committee, consisting of Messrs. Norman M. Dean, William T. Tumber and Hank Brown, has served as an officer or employee, or has had any other business relationship or affiliation with, the Company and its subsidiaries, except his services as a director.

2002 OPTION GRANTS

        The following table sets forth certain information with respect to stock options granted during 2002 to our Named Executive Officers under our 1996 Stock Option Plan.

								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in 2002(2)
Name					Exercise Price (per share)(3)		Expiration Date
								5%		10%
David L. Schlotterbeck	135,530 250,000	(4)	6.5 11.9	% %	$ $	3.40 2.63	1/9/12 2/26/12	$ $	254,053 361,809	$ $	625,745 891,153
William C. Bopp	84,706 50,000	(4)	4.0 2.4	% %	$ $	3.40 2.63	1/9/12 2/26/12	$ $	158,783 72,361	$ $	391,089 178,231
Jake St. Philip	40,000		1.9%			$2.63	2/26/12		$57,889		$142,585
Stuart E. Rickerson	84,706 50,000	(4)	4.0 2.4	% %	$ $	3.40 2.63	1/9/12 2/26/12	$ $	158,783 72,362	$ $	391,089 178,231
Frederic Denerolle	50,000		2.4%			$2.63	2/26/12		$72,362		$178,231

(1)
All options were granted for a term of ten years, subject to earlier termination upon termination of employment. Except for the options subject to footnote 4 below, all options vest annually over four years.

(2)
Based on options to purchase 2,093,625 shares granted to employees in 2002.

(3)
Except for the options subject to footnote 4 below, the exercise price of all options was equal to the average of the highest and lowest market prices of our common stock on the date of grant as reported by AMEX.

(4)
These options, which were fully vested and exercisable when granted, were issued to provide the necessary funds to complete the retirement of the Company's 7 1/4% convertible subordinated debentures in January 2002. The exercise price of these options was calculated based on the average of the daily closing prices of our common stock for the five-day period beginning January 2, 2002. See "Certain Relationships and Related Transactions" for more details.

2002 OPTION EXERCISES AND YEAR-END OPTION VALUES

				Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(2)
	Shares Acquired Upon Exercise(1)
Name		Value Realized
				Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Schlotterbeck	80,989	($32,041	)(3)	859,541	845,000	$3,497,075	$3,350,430
William C. Bopp	50,618	($20,024	)(3)	335,643	168,445	$962,952	$636,660
Jake St. Philip	—	—		231,555	128,445	$704,932	$497,318
Stuart E. Rickerson	50,618	($20,024	)(3)	99,713	209,375	$382,428	$878,984
Frederic Denerolle	—	—		84,375	190,625	$464,569	$948,031

(1)
These options, which were fully vested and exercisable when granted on January 9, 2002, were issued to provide the necessary funds to complete the retirement of the Company's 7 1/4%

  convertible subordinated debentures in January 2002. See "Certain Relationships and Related Transactions" for more details.

(2)
Calculated based on the closing price of our common stock on December 31, 2002 ($6.10) as reported by AMEX.

(3)
These losses occurred when the Company "called" a portion of the options granted on January 9, 2002 to provide the funds necessary to complete the retirement of the Company's 7 1/4% convertible subordinated debentures in January 2002. The exercise price of these options was calculated based on the average of the daily closing prices of our common stock for the five-day period beginning January 2, 2002. This exercise price ($3.40 per share) was above the market price of our common stock on the two "call" dates ($3.155 and $2.955 per share, respectively). See "Certain Relationships and Related Transactions" for more details.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2002 regarding outstanding options and shares reserved for future issuance under our current equity compensation plans. This table does not include information about the proposed 1,500,000 share increase in the number of shares of common stock reserved for future issuance under our 1996 Stock Option Plan, as set forth in Proposal 5 of this proxy statement, to be submitted for stockholder approval at the meeting.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance(1)
Equity compensation plans approved by stockholders(2)	7,563,157	$2.56	2,897,230
Equity compensation plans not approved by stockholders	—	—	—

Total	7,563,157	$2.56	2,897,230

(1)
Includes options granted and available for future issuance under our 1988 Stock Option Plan. Although outstanding options under our 1988 Stock Option Plan are exercisable, subject to vesting and other terms, no additional options may be granted under this plan.

(2)
Includes our 1996 Stock Option Plan, Non-Employee Director Stock Option Plan and 1988 Stock Option Plan.

Employment, Severance and Change of Control Agreements

        The Company and Mr. Schlotterbeck have entered into letter agreements which provide, among other things, for Mr. Schlotterbeck's annual salary and eligibility to receive an annual bonus under the Company's Performance Incentive Plan, which is based on meeting certain performance measures. Mr. Schlotterbeck continues to be eligible to receive a maximum bonus under the Performance Incentive Plan equal to up to 200% of his base pay and to receive relocation support through October 18, 2004. In 2003, the Company agreed, upon the recommendation of the Compensation Committee and by resolution of its Board, to increase Mr. Schlotterbeck's annual salary from $500,006 to $517,506, effective March 31, 2003. Under the letter agreements, if Mr. Schlotterbeck terminates his employment with the Company for any reason, the Company will pay Mr. Schlotterbeck one year of his then existing base salary as separation pay.

        We have a severance plan in place that provides employee severance pay and benefits in the event of an involuntary termination without cause. The amount of severance and benefits is based upon position and length of service with the Company and ranges from a minimum of seven weeks' compensation up to one year's base salary for senior executives. The Board has approved separate change of control agreements with each of its Named Executive Officers under which, in the event of an involuntary termination related to a change in control of the Company, under certain circumstances, would receive severance of up to two years' base salary and target bonus.

COMPENSATION COMMITTEE REPORT(1)

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act of 1934, as amended ("Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Compensation Committee furnished the Board with the following report on executive compensation for 2002.

        Compensation Policy.    The Company's compensation philosophy and program for its executive officers continues to be focused primarily on three general elements: an annual base salary; annual performance-based bonuses; and periodic grants of stock options. We believe that this three-part approach best serves the interests of the Company and its stockholders and enables the Company to meet the requirements of the highly competitive environment in which it operates. Under this approach, two components (the bonus and stock option grants) involve compensation that is "at risk." The annual bonus is based, in significant part, on the Company's performance. Stock options relate directly to the appreciation in value of the Company stock. The Compensation Committee, composed entirely of independent directors, believes executive officers are compensated in a way that advances the interests of the stockholders.

  •
  Base Salary. Base salaries for the Company's executive officers, other than the Chief Executive Officer, are based on recommendations made by the Company's Chief Executive Officer which take into account such factors as competitive industry salaries, nature of position, contribution, experience and length of service. All recommendations are subject to Compensation Committee review and approval.

  •
  Annual Bonus. In 2002, awards of annual bonuses to executive officers, as well as to other bonus-eligible employees, were granted under the Company's Performance-Based Incentive Bonus Plan, which is administered by the Compensation Committee and has been approved by the stockholders. This plan provides for bonuses in two different categories: (i) financial performance-based bonuses which relate primarily to the achievement of specified levels of sales, EBITDA (to be replaced in 2003 by net income) and cash usage; and (ii) product performance-based bonuses which relate primarily to product quality and compliance with government regulatory requirements. In the first quarter of 2002, the Compensation Committee established 2002 performance targets for the bonus plans. In February 2003, the Compensation Committee determined that the Company substantially exceeded the 2002 performance targets in most categories. Accordingly, the Compensation Committee approved the bonus payments called for under the performance-based plans in accordance with the bonus payment levels set for that year, which levels exceeded the target levels.

  •
  Stock Options. In 2002, the Compensation Committee granted stock options on a selective basis to certain employees in what the Compensation Committee believes to be competitive amounts. In carrying out the Compensation Committee's guidelines for 2002, management recommended to the Compensation Committee for review and approval, the number of options to be granted, within a range associated with the individual's position and salary level. The Compensation Committee also recommended, and the Board approved, guidelines for stock option grants for all option-eligible employees whereby stock option grants will be made in July 2003 and, thereafter, on an annual basis. All decisions to grant options rest solely with the Compensation

    Committee. While options typically vest over a minimum of a four-year period, options granted to certain executive officers may have shorter or longer vesting periods.

        Chief Executive Officer Compensation.    In 2002, Mr. Schlotterbeck earned $1,205,276 in salary and bonus, as shown in the Summary Compensation Table. The Compensation Committee considers this compensation appropriate in light of the continued, significant improvement in the Company's performance in 2002. Mr. Schlotterbeck was paid an annual base salary of $500,006 beginning in April 2002 as described under "Employment, Severance and Change of Control Agreements." His total bonus for 2002 equaled $712,001 (142% of his annual base salary). Since that portion of the compensation paid to Mr. Schlotterbeck in excess of $1,000,000 (totaling $205,276) was paid to him under incentive plans previously approved by our stockholders, that portion constitutes a deductible Company expense for income tax purposes under Section 162(m) of the Internal Revenue Code.

        Deductibility Cap on Executive Compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and other executive officers as of the end of any fiscal year. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Our Performance-Based Incentive Bonus Plan is designed to qualify under Section 162 (m) of the Internal Revenue Code.

        The Compensation Committee believes that it is generally in the Company's best interest to attempt to structure performance-based compensation, including stock options and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives even if the Company may not deduct all of the compensation.

        Accordingly, the Board and the Compensation Committee expressly reserve the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

                      The Compensation Committee

                      William T. Tumber, Chair
                      Hank Brown
                      Norman M. Dean

AUDIT MATTERS

Audit and Non-Audit Fees

        Audit Fees.    The fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of our consolidated financial statements for 2002 and review of our interim consolidated financial statements for 2002 were $536,222. During 2002, the Company also agreed to pay PricewaterhouseCoopers an additional $45,000 for audit work related to its audit of the Company's 2001 consolidated financial statement.

        Financial Information Systems Design and Implementation Fees.    We did not pay PricewaterhouseCoopers any fees for information technology consulting services. As a matter of policy, we do not engage our independent accountants to provide financial information systems design and implementation consulting services or internal audit outsourcing.

        All Other Fees.    The fees for professional services rendered by PricewaterhouseCoopers relating to all other non-audit services, including tax-related services, were $463,778. Included in this amount was $341,277 related to income tax compliance and tax consulting, $89,446 related to statutory and employee benefit plan related audits and $33,055 for other services. The Audit Committee determined that the provision by PricewaterhouseCoopers of these services was compatible with maintaining their independence.

AUDIT COMMITTEE REPORT(2)

(2)
The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Audit Committee of the Board of Directors is composed of three independent directors, as required by AMEX listing standards. The Audit Committee operates under a written charter adopted by the Audit Committee and is responsible for overseeing the Company's financial reporting process on behalf of the Board. The Audit Committee is monitoring the adoption of rules by the SEC and AMEX in response to the enactment of the Sarbanes-Oxley Act of 2002, and intends to revise its charter as and when appropriate to reflect the requirements of the Sarbanes-Oxley Act and such rules. Each year, the Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent auditors.

        Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of PricewaterhouseCoopers' judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

        PricewaterhouseCoopers also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers that firm's independence. The Audit Committee further considered whether the provision by PricewaterhouseCoopers of the non-audit services described elsewhere in this proxy statement was compatible with maintaining the auditors' independence.

        Based upon the Audit Committee's discussion with management and the independent auditors and its review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC. The Audit Committee and the Board have recommended the selection of PricewaterhouseCoopers as the Company's independent auditors for 2003, subject to stockholder ratification.

                      The Audit Committee

                      Hank Brown, Chair
                      Norman M. Dean
                      Henry Green

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT(3)

(3)
The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Nominating and Corporate Governance Committee ("Governance Committee") was established by the Board in May 2002, and it has since developed its charter, which was approved by the Board. The Governance Committee is composed of two independent directors. The Governance Committee furnished to the Board the following report on its guidelines in matters of corporate governance and director nominations.

I.    Role of the Board

        The directors are elected by the stockholders to oversee the actions and results of the Company's management. Their responsibilities include:

  •
  Providing general oversight of the business;

  •
  Approving corporate strategy and major management initiatives;

  •
  Providing oversight of business and ethical conduct;

  •
  Nominating and evaluating directors;

  •
  Evaluating Board processes and performance;

  •
  Selecting and, when necessary, replacing the chief executive officer.

II.    Independence of Directors

        Mix of Independent Directors and Officer-Directors.    The Board should consist of a majority of independent, non-employee directors. The chief executive officer should be a Board member. Other officers may be considered for nomination to the Board, but other than the CEO, no officer should expect to be elected to the Board simply by virtue of his or her office.

        Criteria to Qualify as Independent Director.    A director is considered independent if he or she is not an employee of the Company or its subsidiaries, and during the five year period prior to his or her appointment to the Board was not such an employee, and does not obtain compensation from the Company or its subsidiaries other than directors' compensation and dividends. Members of the Board Committees must meet the applicable criteria as required by the rules of the SEC, AMEX and Internal Revenue Code.

        Conflicts of Interest.    Occasionally a director's business or personal relationships may give rise to a material interest that conflicts, or appears to conflict, with the interests of the Company. The Governance Committee, after consultation with counsel if necessary, should take appropriate steps to ensure that all directors voting on an issue are disinterested. In appropriate cases, the affected director will abstain from voting on the issue or may be excused from discussions on the issue. To avoid an appearance of a conflict, Board decisions on certain matters of corporate governance are made solely by the independent directors. These include executive compensation and the selection, evaluation, and removal of the chief executive officer.

III.  Composition of the Board

        Criteria for Selection.    The Governance Committee seeks directors with a diverse mix of backgrounds and experiences, including:

  •
  Business (including active or retired chief executive officers and senior executives);

  •
  Finance and law;

  •
  Marketing and sales;

  •
  Public policy; and

  •
  Medicine and science.

IV.  Director Compensation and Equity Ownership

        The Governance Committee may periodically review the components of Board compensation. Should the Governance Committee believe that specific components should be reviewed, it will make recommendations to the Compensation Committee for its consideration. The Compensation Committee will set the amounts of compensation, by component, and its determination shall be final. The Governance Committee believes that directors will be better aligned with stockholders' interests through equity positions in the Company. Accordingly, a significant portion of overall director compensation should be in the form of Company equity through the stockholder-approved Non-Employee Director Stock Option Plan.

V.    Responsibilities and Functioning of the Board

        Assessment of Board Processes and Performance.    The Governance Committee will periodically assess the performance of the Board, its committees and its processes. The Governance Committee will consider the contributions of individual directors when considering whether to recommend nominating the director to a new term.

        Evaluation of Chief Executive Officer.    The chair of the Compensation Committee leads the non-employee directors annually in assessing the performance of the chief executive officer. The results of this review are discussed with the CEO and considered by the Compensation Committee in establishing his or her compensation for the next year.

        Corporate Strategy.    At least once each year, the Board, together with senior management, should devote an extended period of time to discussing and providing direction for the corporate strategic plan. Throughout the year, significant corporate strategy decisions are brought to the Board for approval.

        Private Sessions.    The non-employee directors should regularly meet without management present.

        Lead Director.    The Governance Committee does not believe it is necessary to formally designate a lead director. Currently, the Chair, who is a non-employee director, will serve also in that role. When non-employee directors meet for other purposes without the Chair, they may designate a director to chair the meeting whenever they believe that would be useful.

VI.  Board Committees

        Number, Structure and Independence.    The duties and membership of the three Board-appointed committees are described in their respective charters. The Governance Committee believes that only non-employee directors should serve on the Audit Committee, Compensation Committee and Governance Committee. Nominations for committee membership and recommendations of committee chairs are initially determined by the Governance Committee after considering the desires and experience of the Board members. These determinations are then recommended to the Board for endorsement.

        Functioning of Committees.    Each committee's charter is reviewed periodically by the Board. The Board may form new committees or disband a current committee as appropriate. The chair of the committee determines the frequency, length and agenda of committee meetings, subject to the respective committee's charter.

                      The Nominating and Corporate Governance Committee

                      Norman M. Dean, Chair
                      Hank Brown

COMMON STOCK INFORMATION

        The following graph represents a comparison of the cumulative total return from December 31, 1997 to December 31, 2002 among our common stock, the AMEX Market Value Index and an index composed of a representative grouping of companies from SIC Code 3841 (Surgical & Medical Instruments & Apparatus) which had reportable stock performance from December 31, 1997 to December 31, 2002 (the "Industry Index"). The graph has been prepared by an outside consulting firm. The graph assumes an investment of $100 of our common stock and the two indices on December 31, 1997 and the reinvestment of all dividends.

5 YEAR CUMULATIVE TOTAL RETURN(4)

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
ALARIS MEDICAL, INC.	100.00	120.51	38.46	6.42	64.62	125.13
INDUSTRY INDEX	100.00	136.53	124.09	143.93	163.91	133.78
AMEX MARKET INDEX	100.00	98.64	122.98	121.47	115.87	111.25

(4)
The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 1, 2003, beneficial ownership of our common stock by: (i) each director; (ii) each executive officer named in the Summary Compensation Table under "Executive Compensation;" (iii) all directors and executive officers as a group; and (iv) all persons known by us to be beneficial owners of more than 5% of our common stock. Unless otherwise noted, we believe that each stockholder named in the table has sole voting and investment power with respect to such shares.

Beneficial Owner(1)	Shares Beneficially Owned (not including shares issuable pursuant to options exercisable within 60 days of March 1, 2003)		Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 1, 2003	Total Shares Beneficially Owned	Percentage of Outstanding Shares(2)
Jeffry M. Picower South Ocean Boulevard Palm Beach, FL 33480	46,643,209	(3)	—	46,643,209	74.9%
David L. Schlotterbeck	201,269	(4)	1,003,291	1,204,560	1.9%
Hank Brown	5,000		19,266	24,266	*
Norman M. Dean	42,000	(5)	52,792	94,792	*
Henry Green	55,000		29,999	84,999	*
Barry D. Shalov	9,500		22,792	32,292	*
William T. Tumber	25,000		9,999	34,999	*
William C. Bopp	311,955	(6)	369,088	681,043	1.1%
Jake St. Philip	4,722	(7)	265,000	269,722	*
Stuart E. Rickerson	55,618		121,588	177,206	*
Frederic Denerolle	0		106,250	106,250	*
All directors and executive officers as a group (13 persons)	769,475		2,384,573	3,154,048	5.1%

*
Less than 1%.

(1)
Unless otherwise indicated, the beneficial owner's address is c/o ALARIS Medical, Inc., 10221 Wateridge Circle, San Diego, CA 92121.

(2)
Applicable percentages are based on 59,870,388 shares of our common stock outstanding on March 1, 2003, adjusted as required by SEC rules.

(3)
Includes 20,079,477 shares of common stock owned by Decisions Incorporated ("Decisions"), 2,489,463 shares of common stock owned by JA Special Partnership Limited ("JA Special") and 24,074,269 shares of common stock owned by JD Partnership, L.P. ("JD Partnership"). Mr. Picower is the sole stockholder and director of Decisions, which is the sole general partner of JA Special and JD Partnership. With respect to such shares, Mr. Picower shares or has sole voting and investment power and may be deemed to be the beneficial owner.

(4)
Includes 5,580 shares of common stock owned by Mr. Schlotterbeck's wife, for which Mr. Schlotterbeck disclaims beneficial ownership.

(5)
Includes 11,000 shares of common stock owned by Mr. Dean's wife, for which Mr. Dean disclaims beneficial ownership.

(6)
Includes 13,337 shares of common stock purchased through the Company's 401(k) plan.

(7)
Includes 1,222 shares of common stock held by the Jake P. and Peggy L. St. Philip Trust.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required to furnish us with copies of all Section 16(a) reports that they file. During 2002, based solely on review of the copies of such reports furnished to us, and written representations that no reports were required, we believe that during 2002 all our directors, executive officers and greater-than-10% beneficial owners complied with applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Shalov, one of our directors, is a partner at Piper Rudnick LLP, a law firm that performs legal services for the Company. Piper Rudnick performs legal services for the Company primarily as general corporate and securities counsel and as lead counsel in certain patent litigation. The Company and its operating subsidiaries paid Piper Rudnick for legal services approximately $1.8 million in 2002, $2.2 million in 2001 and $0.6 million in 2000. The Company paid Gordon Altman Weitzen Shalov & Wein, the law firm where Mr. Shalov was a partner before joining Piper Rudnick, approximately $0.1 million for legal services in 2000. Piper Rudnick has served from time to time as legal counsel to the Company's largest stockholder, Jeffry Picower, and to other entities controlled by Mr. Picower.

        As previously disclosed voluntarily in last year's proxy statement, we were able to complete the retirement of our 7 1/4% convertible subordinated debentures in January 2002 by using proceeds of a loan from an unrestricted subsidiary along with cash proceeds from employee stock option exercises, including exercises in that month by Messrs. Schlotterbeck, Bopp, Rickerson and one other executive officer of the Company, William Murphy, of "callable" stock options to purchase an aggregate of 202,473 shares of common stock (80,989; 50,618; 50,618; and 20,248, respectively) at $3.40 per share, the granting of which was previously approved by the Board in anticipation of the need to call some or all of these options to complete the convertible subordinated debenture retirement. In connection with the exercise, Messrs. Schlotterbeck, Bopp and Rickerson each received interest-bearing, short-term loans in the amount of his aggregate option exercise price from us ($275,363; $172,102; and $172,102, respectively), aggregating $619,567. Each of these loans was subsequently repaid in full by the respective executive officer early in 2002.

OTHER MATTERS

Submission of Stockholder Proposals

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by November 28, 2003 to the Company's Secretary at 10221 Wateridge Circle, San Diego, California 92121.

        Stockholders intending to present a proposal for consideration at the 2004 annual meeting of stockholders, but not to include the proposal in the proxy statement, must comply with the requirements set forth in our Bylaws which require your proposal be submitted in writing no earlier than January 31, 2004 and no later than March 1, 2004 to the Company's Secretary. Otherwise such notice will be considered untimely and the Company will not be required to present it at the 2004 annual meeting of stockholders.

Solicitation of Proxies

        We will pay all costs in connection with our solicitation of proxies. Proxies may be solicited by mail, telephone or personal interview by our employees without additional compensation. We may also reimburse brokerage firms, banks and other agents authorized by us for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of our common stock.

Annual Report to Stockholders

        Our 2002 annual report to stockholders is being mailed to you with this proxy statement.

Other Matters

        The Board does not know of any other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting and all adjournments thereof, the holders of the proxies named in the accompanying form of proxy have discretionary authority to vote on such matters.

                      By Order of the Board of Directors,

                      Stuart E. Rickerson
                       Secretary

San Diego, California
March 26, 2003

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION OF ALARIS MEDICAL, INC.

        ALARIS Medical, Inc., a corporation organized and existing under Delaware General Corporation Law, DOES HEREBY CERTIFY:

        ONE: The original Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on September 28, 1988 under the name Advanced Medical Technologies, Inc.

        TWO: The Restated Certificate of Incorporation of the Corporation in the form attached hereto has been duly adopted in accordance with the provisions of Sections 242 and 245 of Delaware General Corporation Law by the directors and stockholders of this corporation.

        THREE: The Restated Certificate of Incorporation so adopted reads in full as follows:

        FIRST: The name of the corporation is ALARIS Medical, Inc. (the "Corporation").

        SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Service Company, Inc.

        THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Delaware General Corporation Law as presently in effect or as it may hereafter be amended.

        FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 94,000,000 shares, of which 85,000,000 shares shall be common stock, par value $.01 per share (the "Common Stock") and 9,000,000 shares shall be preferred stock, par value $.01 per share (the "Preferred Stock"). The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in the respect of the classes of stock of the Corporation are as follows:

1.
Preferred Stock

          (a)  Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock in one or more series and to state in the resolution or resolutions providing for the issue of shares of any series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by this Restated Certificate of Incorporation and the law of the State of Delaware in respect of the following:

            (1)  the number of shares to constitute such series, and the distinctive designations thereof;

            (2)  the voting powers, full or limited, if any, of such series;

            (3)  the redemption price or prices, if any, and the time or times at which, and the terms and conditions on which, shares of such series shall be redeemable;

            (4)  the rate of dividends payable on shares of such series, the conditions on which and the time when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class or classes or any other series of stock, whether cumulative or non-cumulative, and, if cumulative, the dates from which dividends on shares of such series shall be cumulative;

            (5)  the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

            (6)  the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

            (7)  the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application; and

            (8)  any other preferences and relative, participating, optional and other special rights of shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights and powers to which shares of any future series shall be subject.

2.
Common Stock

          (a)  The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of affairs of the Corporation shall be subject to the preferences and other rights of the Preferred Stock fixed in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock.

          (b)  Except as otherwise provided in Article FIFTH with respect to the election of directors of the Corporation, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

        FIFTH: At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes which such stockholder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by such stockholder, and such stockholder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

        SIXTH: The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

        SEVENTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

        EIGHTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

        NINTH: No Director of the Corporation shall be liable for monetary damages resulting from a breach of his or her fiduciary duty as a director, except to the extent required by the law in effect at the time the breach giving rise to the claim of liability was committed or omitted, as the case may be.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation, as amended to date, and it having been duly adopted in accordance with Section 242 and 245 of Delaware General Corporation Law, has been executed by its President and Chief Executive Officer and attested by its Secretary, as of this    day of            , 2003.

ALARIS MEDICAL, INC.
David L. Schlotterbeck President and Chief Executive Officer
ATTEST:
Stuart E. Rickerson Secretary

Exhibit B

ALARIS MEDICAL, INC.
1996 STOCK OPTION PLAN
(as last amended on October 29, 2002)

1.    NAME.    The name of this plan is the ALARIS Medical, Inc. 1996 Stock Option Plan.

2.    DEFINITIONS.    For the purposes of the Plan, the following terms shall be defined as set forth below:

          (a)  "Affiliate" means any partnership, corporation, firm, joint venture, association, trust, unincorporated organization or other entity (other than a Subsidiary) that, directly or indirectly through one or more intermediaries, is controlled by the Company, where the term "controlled by" means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise. For purposes of Section 11 below, "Affiliate" means any partnership, corporation, firm, joint venture, association, trust, unincorporated organization or other entity that, directly or indirectly through one or more intermediaries, is "controlled by" (as defined above) Jeffry M. Picower or the Picower Group (as defined in Section 11(b)(i) below).

          (b)  "Board" means the board of directors of the Company.

          (c)  "Cause" as applied to any Participant means: (i) the conviction of such individual for the commission of any felony; (ii) the commission by such individual of any crime involving moral turpitude (e.g., larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of the Company, any Subsidiary or Affiliate; or (iii) the willful neglect, failure or refusal of such individual to carry out his duties, which results in harm to the business, reputation, prospects or financial condition of the Company, any Subsidiary or Affiliate, which neglect, failure or refusal continues for a period of ten consecutive business days following notice thereof, or ten cumulative business days following successive notices thereof, to such individual from the Company; provided, however, that such willful neglect, failure or refusal is not due to the death or disability (i.e., as a result of an injury or sickness such individual is rendered unable to perform his duties as an Officer, Employee, consultant or independent contractor, as the case may be, on a full-time basis for an extended period) of such individual or illness leading to the death or disability of such individual.

          (d)  "Closing Price" means, except as otherwise reasonably determined by the Committee based on reported prices of a Share, (i) the daily closing price of a Share as reported in the American Stock Exchange (or the principal exchange on which the Shares are then traded) composite transactions published in the Eastern Edition of THE WALL STREET JOURNAL or (ii) if the Shares are traded in the over-the-counter market, the daily average of the highest bid and lowest asked prices per Share as reported through the Nasdaq system or any successor thereto.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended from time to time and the Treasury regulations promulgated thereunder.

          (f)    "Committee" means the Board or a committee appointed by the Board to administer the Plan as provided in Section 4(a).

          (g)  "Common Stock" means the $.01 par value common stock of the Company or any security of the Company identified by the Committee as having been issued in substitution or exchange therefor or in lieu thereof.

          (h)  "Company" means ALARIS Medical, Inc., a Delaware corporation.

          (i)    "Director" means an individual who: (i) is now, or hereafter becomes, a member of the Board or of the board of directors of any Subsidiary or Affiliate; and (ii) is not eligible to participate in the Non-Employee Director NQSO Plan.

          (j)    "Employee" means an individual employed by the Company, a Subsidiary, or an Affiliate whose wages, if an employee in the United States, are subject to the withholding of federal income tax under Section 3401 of the Code.

          (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          (l)    "Fair Market Value" of a Share as of a specified date means, except as otherwise reasonably determined by the Committee based on reported prices of a Share, (i) the average of the highest and lowest market prices of a Share on such date as reported in the American Stock Exchange (or the principal exchange on which the Shares are then traded) composite transactions published in the Eastern Edition of THE WALL STREET JOURNAL or, if no trading of Common Stock is reported for that day, the next preceding day on which trading was reported, or (ii) if the Shares are traded in the over-the-counter market, the average of the highest bid and lowest asked prices per Share on the specified date (or the next preceding date on which trading was reported) as reported through the Nasdaq system or any successor thereto.

          (m)  "ISO" means any stock option granted pursuant to the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (n)  "Non-Employee Director NQSO Plan" means the Company's Non-Employee Director Stock Option Plan, as may be amended from time to time.

          (o)  "NQSO" means any stock option granted pursuant to the provisions of the Plan that is not an ISO.

          (p)  "Officer" means an individual elected or appointed by the Board or by the board of directors of a Subsidiary or Affiliate or chosen in such other manner as may be prescribed by the by-laws of the Company, a Subsidiary or Affiliate, as the case may be, to serve as such, or, in the case of an Affiliate which is not a corporation, any individual elected or appointed to fulfill a similar function by a body or individual exercising similar authority.

          (q)  "Option" means an ISO or a NQSO (including a NQSO which is designated as a Performance Option) granted under the Plan.

          (r)  "Participant" means an individual who is granted an Option under the Plan.

          (s)  "Performance Option" means any NQSO which is designated as a Performance Option and is subject to the performance vesting provisions set forth in Section 9(d) and the Stock Option Agreement.

          (t)    "Plan" means this ALARIS Medical, Inc. 1996 Stock Option Plan, as it may be amended from time to time.

          (u)  "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule adopted by the Securities and Exchange Commission.

          (v)  "Share" means one share of Common Stock, adjusted in accordance with Section 10(b), if applicable.

          (w)  "Stock Option Agreement" means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to an Option.

          (x)  "Subsidiary" means any corporation of which the Company, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power and which qualifies as a subsidiary corporation pursuant to Section 424(f) of the Code.

          (y)  "Target Date" means the date, as described in Section 9(d), on which a Target Price is achieved with respect to a Performance Option.

          (z)  "Target Price" means a target price of a Share, as determined by the Committee in its sole and absolute discretion and so designated in the Stock Option Agreement, upon the attainment of which the applicable Vesting Percentage portion of a Performance Option shall become vested, as described in Section 9(d).

          (aa) "Ten Percent Stockholder" means a Participant who prior to the grant of an ISO owned, directly or indirectly within the meaning of Section 424(d) of the Code, ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent of the Company (as defined in Section 424(e) of the Code).

          (bb) "Vesting Percentage" means a specified percentage of a Performance Option, as determined by the Committee in its sole and absolute discretion and set forth in the Stock Option Agreement, which shall become vested upon the attainment of a Target Price in accordance with Section 9(d).

3.    PURPOSE.    The purpose of the Plan is to enable the Company to provide incentives, which are linked directly to increases in stockholder value, to certain key personnel in order that they will be encouraged to promote the financial success and progress of the Company.

4.    ADMINISTRATION.

          (a)  COMPOSITION OF THE COMMITTEE. The Plan shall be administered by the Board or a committee appointed by the Board. Members of that committee shall not be entitled to participate in the Plan. Subject to the provisions of the first sentence of this Section 4(a), the Board may from time to time remove members from, or add members to, that committee. Vacancies on that committee, however caused, shall be filled by the Board.

          (b)  ACTIONS BY THE COMMITTEE. The Committee shall hold meetings (in person or telephonically) at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

          (c)  POWERS OF THE COMMITTEE. Subject to the express terms and conditions hereof, the Committee shall have the authority to administer the Plan in its sole and absolute discretion. To this end, the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including, but not limited to, the authority to determine the eligible individuals who shall be granted Options, the number of Options to be granted, the vesting period, if any, for all Options granted hereunder, the date on which any Option becomes first exercisable, the number of Shares subject to each Option, the exercise price for the Shares subject to each Option, and, whether the Option to be granted is an ISO or a NQSO. The Committee may delegate to an Officer its authority to grant Options to eligible individuals under the Plan who are not Officers; provided, however, that Options to purchase no more than 50,000 Shares may be granted to any individual in any calendar year pursuant to such delegation of authority. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through a Participant.

          (d)  LIABILITY OF COMMITTEE MEMBERS. No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any grant or exercise of an Option thereunder.

          (e)  OPTION ACCOUNTS. The Committee shall maintain or cause to be maintained a journal in which a separate account for each Participant shall be established. Whenever an Option is granted to or exercised by a Participant, the Participant's account shall be appropriately credited or debited. Appropriate adjustment shall also be made in the journal with respect to each account in the event of an adjustment pursuant to Section 10(b).

5.    EFFECTIVE DATE AND TERM OF THE PLAN.

          (a)  EFFECTIVE DATE OF THE PLAN. The Plan was adopted by the Board on November 26, 1996, and became effective on such date, subject to approval by the stockholders of the Company, which was obtained at a meeting held on June 11, 1997. An amendment of the Plan was approved by the Board and became effective on May 28, 1998, subject to approval by the stockholders of the Company, which was obtained at a meeting held on June 24, 1998. A further amendment of the Plan was approved by the Board and became effective on December 23, 1999, subject to approval by the stockholders of the Company, which was obtained at a meeting held on May 31, 2000. A further amendment of the Plan was approved by the Board and became effective on January 1, 2002. The Plan was last amended by the Board on October 29, 2002, as set forth herein, and became effective on such date, subject to approval by the stockholders of the Company at a meeting duly called and held within twelve months following such date.

          (b)  TERM OF PLAN. No Option shall be granted pursuant to the Plan on or after November 26, 2006, but Options theretofore granted may extend beyond that date.

6.    TYPE OF OPTIONS AND SHARES SUBJECT TO THE PLAN.    Options granted under the Plan may be either ISOs or NQSOs. Each Option that is a Performance Option must be a NQSO. Each Stock Option Agreement shall specify whether the Option covered thereby is an ISO or a NQSO and, in the case of a NQSO, whether the Option is a Performance Option. No Performance Options shall be granted under the Plan on or after October 29, 2002.

        The maximum aggregate number of Shares that may be issued with respect to Options under the Plan is 11,000,000 Shares. However, no more than 1,000,000 Shares (subject to adjustment as described below) shall be awarded with respect to any one or more Options granted to any Participant in any calendar year. The limitation on the number of Shares which may be granted under the Plan shall be subject to adjustment as provided in Section 10(b).

        If any Option granted under the Plan expires or is terminated for any reason, any Shares as to which the Option has not been exercised shall again be available for purchase under Options subsequently granted. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue upon the exercise of all then outstanding Options.

7.    SOURCE OF SHARES ISSUED UNDER THE PLAN.    Common Stock issued under the Plan may consist, in whole or in part, of authorized or unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Committee. No fractional Shares shall be issued under the Plan.

8.    ELIGIBILITY.    The individuals eligible for the grant of Options under the Plan shall be: (i) all Directors, Officers and Employees; and (ii) such individuals determined by the Committee to be rendering substantial services as a consultant or independent contractor to the Company or any

Subsidiary or Affiliate of the Company, as the Committee shall determine from time to time in its sole and absolute discretion; provided, however, that (i) only Employees of the Company or any Subsidiary shall be eligible to receive ISOs, and (ii) only Officers and Employees who are appointed or designated as corporate or divisional vice presidents or directors of the Company (and such other categories of Employees and consultants and independent contractors as shall be specifically approved by the Committee) shall be eligible to receive Performance Options. Any Participant shall be eligible to be granted more than one Option hereunder.

9.    OPTIONS.

          (a)  GRANT OF OPTIONS. Subject to any applicable requirements of the Code and any regulations issued thereunder, the date of the grant of an Option shall be the date on which the Committee determines to grant the Option.

          (b)  EXERCISE PRICE OF ISOS AND PERFORMANCE OPTIONS. The exercise price of each Share subject to an ISO or a Performance Option shall be determined by the Committee but shall not be less than the Fair Market Value of a Share on the date of grant of the ISO or Performance Option, as the case may be; provided, however, except that in the case of a grant of an ISO to a Participant who at the time such ISO was granted was a Ten Percent Stockholder, the exercise price shall not be less than 110% of the Fair Market Value of a Share on the date of grant of the ISO.

          (c)  EXERCISE PRICE OF NQSOS (OTHER THAN PERFORMANCE OPTIONS). The exercise price of each Share subject to a NQSO (other than a Performance Option) shall be determined by the Committee at the time of grant but shall not be less than the par value of a Share.

          (d)  EXERCISE PERIOD. Each Option granted hereunder shall vest and become first exercisable as determined by the Committee in its sole and absolute discretion and set forth in the Stock Option Agreement. Notwithstanding the foregoing, the vesting schedule applicable to each Performance Option shall be subject to the following requirements; provided, however, that notwithstanding the failure to achieve any applicable Target Price(s), an outstanding Performance Option shall vest on the date that is seven (7) years after the date of grant of the Performance Option.

              (i)  The Committee shall designate one or more Vesting Percentage(s) and a Target Price applicable to each such Vesting Percentage(s) with respect to each Performance Option granted pursuant to this Plan. The total sum of such designated Vesting Percentage(s), (or, in the case of only one Vesting Percentage, such Vesting Percentage) shall equal 100% of such Performance Option.

            (ii)  That portion of each Performance Option equal to a designated Vesting Percentage shall vest and become first exercisable on the date ("Target Date") on which the Closing Price has equaled or exceeded the Target Price applicable to such Vesting Percentage with respect to the Shares on each day (with exception permitted for up to six days) during the ninety calendar day period preceding such Target Date.

          (e)  TERMS AND CONDITIONS. All Options granted pursuant to the Plan shall be evidenced by a Stock Option Agreement (which need not be the same for each Participant or Option), approved by the Committee which shall be subject to the following express terms and conditions and the other terms and conditions as are set forth in this Section 9, and to such other terms and conditions as shall be determined by the Committee in its sole and absolute discretion which are not inconsistent with the terms of the Plan:

              (i)  the failure of an Option to vest when due to vest pursuant to its terms for any reason whatsoever shall cause the unvested Option to expire and be of no further force or effect;

            (ii)  unless terminated earlier pursuant to Sections 9(i) or 11, the term of any Option granted under the Plan shall be specified in the Stock Option Agreement but shall be no greater than ten years from the date of grant; provided, however, that no ISO granted to a Ten Percent Stockholder shall have a term of more than five years from the date of grant;

            (iii)  the Committee shall have the discretion to accelerate vesting upon termination of employment of a Participant.

            (iv)  in the case of an ISO, the aggregate Fair Market Value (determined as of the time the ISO is granted) of Shares exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any Subsidiary or any parent of the Company (as defined in Section 424(e) of the Code) shall not exceed $100,000;

            (v)  no Option or interest therein may be pledged, hypothecated, encumbered or otherwise made subject to execution, attachment or similar process, and no Option or interest therein shall be assignable or transferable by the holder otherwise than by will or by the laws of descent and distribution or to a beneficiary upon the death of a Participant, and an Option shall be exercisable during the lifetime of the holder only by him or by his guardian or legal representative, except that an Option (other than an ISO) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferee in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of the Stock Option Agreement (subject to any terms and conditions which the Committee may impose thereon). A transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Stock Option Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee; and

            (vi)  payment for the Shares to be received upon exercise of an Option may be made in cash or, if so provided by the Committee in the Stock Option Agreement, in Shares (determined with reference to their Fair Market Value on the date of exercise), or any combination thereof acceptable to the Company.

          (f)    ADDITIONAL MEANS OF PAYMENT. Any Stock Option Agreement may, in the sole and absolute discretion of the Committee, permit payment by any other form of legal consideration consistent with applicable law and any rules and regulations relating thereto, including, but not limited to, the execution and delivery of a full recourse promissory note by the Participant to the Company.

          (g)  EXERCISE. The holder of an Option may exercise the same by filing with the Corporate Secretary of the Company a written election, in such form as the Committee may determine, specifying the number of Shares with respect to which such Option is being exercised, and accompanied by payment in full of the exercise price for such Shares. Notwithstanding the foregoing, the Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option with respect to the full number of Shares as to which the Option is then exercisable.

          (h)  WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Participant shall pay or make adequate provision for the payment of any federal, state, local or foreign withholding obligations of the Company or any Subsidiary or Affiliate of the Company, if applicable. In the event a Participant shall fail to make adequate provision for the payment of such obligations, the Company shall have the right to withhold an amount of Shares otherwise deliverable to the Participant sufficient to pay such withholding obligations or, in the discretion of the Committee, to refuse to honor the exercise.

          (i)    TERMINATION OF OPTIONS. Options granted under the Plan shall be subject to the following events of termination, unless otherwise provided in the Stock Option Agreement:

              (i)  in the event a Participant who is a Director (but not an Officer or Employee) is removed from the Board or the board of directors of a Subsidiary or an Affiliate, as the case may be, for cause (as contemplated by the charter, by-laws or other organizational or governing documents), all unexercised Options held by such Participant on the date of such removal (whether or not vested) shall expire immediately;

            (ii)  in the event the employment of a Participant who is an Officer or Employee is terminated for Cause, or in the event the services of a Participant who is a consultant or independent contractor are terminated for Cause, all unexercised Options held by such Participant on the date of such termination (whether or not vested) shall expire immediately;

            (iii)  in the event a Participant ceases to be a Director, Officer or Employee as a result of death or disability (within the meaning of the Company's long-term disability plan as then in effect), the Option shall expire one year thereafter;

            (iv)  in the event the Participant ceases to be a Director, Officer or Employee after attainment of age 55 and after completing five years of employment with the Company (measured from the Optionee's most recent date of hire), the Option shall expire three (3) years thereafter; and

            (v)  in the event a Participant is no longer a Director, Officer, Employee, consultant or independent contractor, other than for the reasons set forth in Sections 9(i)(i), 9(i)(ii), 9(i)(iii) and 9(i)(iv), all Options which remain unvested on the date the Participant ceases to be a Director, Officer or Employee, as the case may be, shall expire immediately, and all Options which have vested prior to such date shall expire three (3) months thereafter unless by their terms they expire sooner.

10.    RECAPITALIZATION.

          (a)  CORPORATE FLEXIBILITY. The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, common stock, preferred or prior preference stock ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding and notwithstanding the fact that any such activity, proceeding, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any Option or underlying Shares.

          (b)  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Except as otherwise provided in Section 11, in the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split or recapitalization, the Committee shall make proportionate adjustments with respect to: (i) the aggregate number of Shares available for issuance under the Plan; (ii) the number of Shares available for any individual award; (iii) the number and exercise price of Shares subject to outstanding Options; provided, however, that the number of Shares subject to any Option shall always be a whole number; (iv) the Target Price with respect to any Performance Options; and (v) such other matters as shall be appropriate in light of the circumstances.

11.    CHANGE OF CONTROL.

          (a)  In the event of a Change of Control (as defined below), unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, all Options (other than Performance Options) not vested on or prior to the effective time of any such Change of Control shall vest immediately prior to such effective time. Unless otherwise determined by the Committee in the Stock Option Agreement or at the time of a Change of Control, in the event of a Change of Control, all outstanding Options (including Performance Options) shall terminate and cease to be outstanding immediately following the Change of Control; provided, however, that no such Option termination shall occur unless a Participant shall have been given five business days, following prior written notice, to exercise such Participant's outstanding vested Options at the effective time of the Change of Control, or at the discretion of the Committee to receive cash in an amount per Share subject to such Options equal to the amount by which the price paid for a Share (determined on a fully diluted basis and taking into account the exercise price, as determined by the Committee) in the Change of Control exceeds the per share exercise price of such Options. The Committee in its sole and absolute discretion may make provisions for the assumption of outstanding Options, or the substitution for outstanding Options of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

          (b)  A "Change of Control" will be deemed to occur on the date any of the following events occur:

              (i)  any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any Subsidiary and Jeffry M. Picower (including, any of his Affiliates and any lineal descendant of Mr. Picower, any widow or then current spouse of Mr. Picower or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity which is at least 90% beneficially owned by any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing (any one or more of the foregoing being sometimes referred to herein as the "Picower Group")) beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Company or any Significant Subsidiary (as defined below) representing greater than 10% of the total combined voting power of the Company or the Significant Subsidiary entitled to vote in the election of the board of directors of the Company or the Significant Subsidiary; provided, however, that such event shall not constitute a Change of Control unless and until the combined voting power of such securities owned beneficially, directly or indirectly, by such person or persons is greater than the combined voting power of all such securities owned beneficially, directly or indirectly, by Mr. Picower and the Picower Group;

            (ii)  persons other than the Current Directors (as herein defined) constitute a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of November 27, 1996, and any successor of any such member whose election, or nomination for election by the Company's stockholders, was approved by at least a majority of the Current Directors then on the Board or by Mr. Picower or the Picower Group);

            (iii)  the consummation of (A) a plan of liquidation of all or substantially all of the assets of the Company or any Subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary"), or (B) an agreement providing for the merger or consolidation of the Company or a Significant Subsidiary (1) in which the Company or the Significant Subsidiary is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock of the Company or common stock in the Significant Subsidiary outstanding immediately prior to the effectiveness thereof are changed into or exchanged for all or substantially all of the common stock of the surviving corporation and (if the Company ceases to exist) the surviving corporation assumes all outstanding Options) or (2) pursuant to which, even though the Company is the continuing or surviving corporation, the shares of Common Stock of the Company or common stock in the Significant Subsidiary are converted into cash, securities or other property; provided, however, that no "Change of Control" shall be deemed to occur as the result of a consolidation or merger of the Company or a Significant Subsidiary in which the holders of the shares of Common Stock of the Company immediately prior to the consolidation or merger have, as a result thereof, directly or indirectly, at least a majority of the combined voting power of all classes of voting stock of the continuing or surviving corporation or its parent immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation or its parent; or

            (iv)  the consummation of an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or a Significant Subsidiary other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the shares of Common Stock immediately prior to such sale or disposition.

          (c)  Notwithstanding the foregoing provisions of this Section 11, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, in the event of a Sale Transaction (as defined below), all Performance Options not fully vested on or prior to the effective time of any such Sale Transaction shall vest immediately prior to such effective time, in whole or in part, if and only to the extent the price to be paid per Share (determined on a fully diluted basis and taking into account the exercise price, as determined by the Committee) in the Sale Transaction equals or exceeds the Target Price with respect to the applicable vesting percentage of such Performance Option. For purposes of this Section 11, a "Sale Transaction" will be deemed to have occurred on the date any of the following events shall have occurred:

              (i)  any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any Subsidiary, Jeffry M. Picower and the Picower Group) acquire all or substantially all of the Common Stock of the Company;

            (ii)  the consummation of (A) a plan of liquidation of all or substantially all of the assets of the Company, or (B) an agreement providing for the merger or consolidation of the Company (1) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for all or substantially all of the common stock of the surviving corporation and (if the Company ceases to exist) the surviving corporation assumes all outstanding Options) or (2) pursuant to which, even though the Company is the continuing or surviving corporation, the shares of Common Stock are converted into cash, securities or other property; provided, however, that no "Sale Transaction" shall be deemed to occur as the result of a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, as a result thereof, directly or indirectly, at least a majority of the combined voting power of all classes of voting stock of the continuing or surviving corporation or its parent immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation or its parent; or

            (iii)  the consummation of an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the shares of common stock of the Company immediately prior to such sale or disposition.

12.    SECURITIES LAW REQUIREMENTS.    No Shares shall be issued under the Plan unless and until: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or national market system on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

13.    AMENDMENT AND TERMINATION.

          (a)  MODIFICATIONS TO THE PLAN. The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan or revise or amend the Plan in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Section 422 or 162(m) of the Code or any other requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Company, shall not be effective unless and until such approval is obtained.

          (b)  RIGHTS OF PARTICIPANT. No amendment, suspension or termination of the Plan or of any Option that would adversely affect the right of any Participant with respect to an Option previously granted under the Plan will be effective without the written consent of the affected Participant.

14.    MISCELLANEOUS.

          (a)  STOCKHOLDERS' RIGHTS. No Participant and no beneficiary or other person claiming under or through such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant having been granted an Option under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Option, except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise of an Option, except as may be provided in the Stock Option Agreement.

          (b)  OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

          (c)  TREATMENT OF PROCEEDS. Proceeds realized from the exercise of Options under the Plan shall constitute general funds of the Company.

          (d)  COSTS OF THE PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

          (e)  NO RIGHT TO CONTINUE EMPLOYMENT OR SERVICES. Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to render services to the Company, a Subsidiary or Affiliate; to continue as a Director, Officer, Employee, consultant or independent contractor; or affect the right of the Company, a Subsidiary, an Affiliate, the Board, the board of directors of a Subsidiary or an Affiliate, the stockholders of the Company or a Subsidiary, or the holders of interests of an Affiliate, as applicable, to terminate the directorship, office, employment or consultant or independent contractor relationship, as the case may be, of any Participant at any time with or without Cause. The term "Cause" as defined herein is included solely for the purposes of the Plan and is not, and shall not be deemed to be: (i) a restriction on the right of the Company, a Subsidiary or Affiliate, as the case may be, to terminate any Officer or Employee for any reason whatsoever; or (ii) a part of the employment relationship (whether oral or written, express or implied) of any such individual.

          (f)    SEVERABILITY. The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          (g)  GOVERNING LAW. The Plan and all actions taken thereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

          (h)  HEADINGS. The headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

ALARIS MEDICAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of ALARIS MEDICAL, INC. (the "Company") hereby appoints William C. Bopp, Norman M. Dean and David L. Schlotterbeck as proxies, with the power to act without the other and with full power of substitution, to vote all shares of common stock of the Company that the undersigned would be entitled to vote at the 2003 annual meeting of stockholders of the Company, and any postponement or adjournment of the meeting.

(Continued and to be signed on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALARIS MEDICAL, INC.

April 30, 2003

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-	COMPANY NUMBER

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from	ACCOUNT NUMBER
any touch-tone telephone and follow the instructions. Have your control
number available when you call.	CONTROL NUMBER

-OR-
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

\/ Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSALS 1 THROUGH 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.    ☒

PROPOSAL 1. Election of directors:				FOR	AGAINST	ABSTAIN
NOMINEES
☐	FOR ALL NOMINEES	( ) Hank Brown ( ) Norman M. Dean ( ) Henry Green ( ) David L. Schlotterbeck ( ) Barry D. Shalov ( ) William T. Tumbler	PROPOSAL 2. Approval of the restatement and further amendment of our current Restated Certificate of Incorporation to eliminate the prohibition against stockholder action by written consent.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
PROPOSAL 3. Approval of the
restatement and further amendment of
our current Restated Certificate of
Incorporation to consolidate all
authorized shares of preferred stock
			into one class of preferred stock.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)
PROPOSAL 4. Approval of the
restatement and further amendment of
our current Restated Certificate of
Incorporation to increase the number
of authorized shares of common stock
			from 75 million to 85 million.	☐	☐	☐
			PROPOSAL 5. Approval of amendment to 1996 Stock Option Plan.	☐	☐	☐
			PROPOSAL 6. Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.	☐	☐	☐
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
This proxy will be voted as specified by the undersigned. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 THROUGH 6 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, AND ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2— APPROVAL OF THE RESTATEMENT AND FURTHER AMENDMENT OF OUR CURRENT RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROHIBITION AGAINST STOCKHOLDER ACTION BY WRITTEN CONSENT
PROPOSAL 3— APPROVAL OF THE AMENDMENT TO OUR CURRENT RESTATED CERTIFICATE OF INCORPORATION TO CONSOLIDATE ALL AUTHORIZED SHARES OF PREFERRED STOCK INTO ONE CLASS OF PREFERRED STOCK
PROPOSAL 4— APPROVAL OF THE RESTATEMENT AND FURTHER AMENDMENT OF OUR CURRENT RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75 MILLION TO 85 MILLION
PROPOSAL 5—APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN
PROPOSAL 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR 2003
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
2002 OPTION GRANTS
2002 OPTION EXERCISES AND YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT(1)
AUDIT MATTERS
AUDIT COMMITTEE REPORT(2)
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT(3)
COMMON STOCK INFORMATION
5 YEAR CUMULATIVE TOTAL RETURN(4)
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  Exhibit A
RESTATED CERTIFICATE OF INCORPORATION OF ALARIS MEDICAL, INC.
  Exhibit B
ALARIS MEDICAL, INC. 1996 STOCK OPTION PLAN (as last amended on October 29, 2002)